Exhibit 10.16

ELECTROCORE, INC.

NON-EMPLOYEE DIRECTORS COMPENSATION

POLICY

This Policy (the “Policy”) has been adopted by the Board of Directors (“Board”) of electroCore, Inc. (the “Corporation”) to document and memorialize the amount, timing and form of remuneration payable by the Corporation to its non-employee directors (“Non-Employee Directors”) in consideration for their services to the Corporation. The Policy shall become effective as of the effective date of the Corporation’s securities registration statement filed with the Securities Exchange Commission in connection with the Corporation’s initial public offering (the “Effective Date”).

This Policy will apply to the remuneration payable to Non-Employee Directors on or after the Effective Date and will remain in effect until this Policy is modified, replaced or terminated by the Board.

The Non-Employee Directors remuneration will include each of the following:

(a)	Cash Compensation.

(i)	Annual Retainer. Each Non-Employee Director will receive an annual retainer in an amount equal to $40,000 ($60,000 for the Board chair), payable in cash in equal monthly installments on the first business day of each calendar month provided that the Non-Employee Director must continue to serve as a member of the Board through the applicable payment date to receive such monthly installment payment.

(ii)	Annual Committee Membership Retainer. In addition to the annual retainer described above, each member of one of the Board committees identified in the table below (other than the chair of such committee) shall receive an annual committee membership retainer in the amount set forth opposite the name of such committee in the table below, payable in cash in equal monthly installments on the first business day of each calendar month commencing on or after the date such Non-Employee Director was appointed to such committee provided that the Non-Employee Director must continue to serve on such committee through the applicable payment date to receive such monthly installment payment.

Committee:	Annual Committee Membership Retainer:
Audit Committee:	$8,000
Compensation Committee:	$5,000
Nominating & Governance Committee:	$3,750

(i)

Annual Committee Chair Retainer. The chair of each of Board committee identified in the table below shall receive the annual committee chair retainer in the amount set forth opposite the name of such committee in the table below, payable in cash in equal monthly installments on the first business day of each calendar month commencing on or after the date of such Non-Employee Director was appointed as the chair of such provided that the Non-Employee Director must continue to serve as chair of such committee through the applicable payment date to receive such monthly installment payment.

Committee:	Annual Committee Membership Retainer:
Audit Committee:	$16,000
Compensation Committee:	$10,000
Nominating & Governance Committee:	$7,500

(b)	Annual Equity Awards. Immediately following the annual meeting of the Corporation’s stockholders each year, the Corporation will grant each Non-Employee Director an annual equity award valued at $100,000 ($150,000 for the Board chair) based on the closing price of the Corporation’s common stock on the business day immediately preceding the grant date for such annual equity award. Each Non-Employee Director may elect to receive his or her annual equity award in the form of stock options, deferred stock units or restricted stock units. The Non-Employee Director must file his or her initial election with respect to the form of equity award with the Corporation before the later of the Effective Date or the date he or she becomes a Non-Employee Director. Thereafter, a Non-Employee Director may elect to change the form of equity award with respect to future annual equity awards by filing a new election with the Corporation, which will become effective for calendar years following the year in which the Corporation receives such election. The forms annual equity awards granted pursuant to Paragraph (b) of this Policy will be subject to the terms and conditions (including vesting) set forth in Exhibit A.

(c)	One-Time Inaugural Equity Award. Effective on the Effective Date the Corporation will grant each Non-Employee Director an inaugural equity award for valued at $200,000 (based on a [$_____] price per share of the Corporation’s common stock). Upon a Non-Employee Director’s initial appointment or election to the Board after the Effective Date, the Corporation will grant such Non-Employee Director an inaugural equity award valued at $200,000 based on the closing price of the Corporation’s common stock on the business day immediately preceding the date such equity award is granted. Each Non-Employee Director may elect to receive his or her inaugural equity award in the form of stock options, deferred stock units or restricted stock units. The Non-Employee Director must file his or her election with respect to the form of equity award with the Corporation before the later of the Effective Date or the date he or she becomes a Non-Employee Director, as applicable. The inaugural equity awards granted pursuant to Paragraph (c) of this Policy will be subject to the terms and conditions (including vesting) set forth in Exhibit B.

Exhibit A

FORMS OF ANNUAL EQUITY AWARDS

Exhibit B

FORMS OF INAUGURAL EQUITY AWARDS